Personal Employment Agreement

Prepared and Signed in Netanya on ……….. [Date]

Between	:	SpaceLogic Ltd
Registration number 512600933
Registered address at Hamelacha Street 43, Netanya
(“the Company”)

And between	Michal Moses
Identity number
Address
(“the Employee”)

Since	:
The Company is engaged in various sectors relating to initiation, planning, software development, project implementation and management relating to store, security, transmission, classification and computerization for warehouses, distribution centers and airports;

And since	:
The Company is a subsidiary of SecureLogic Corp, a public company traded in the United States and is a related party of SecureLogic Inc., owned by SecureLogic Corp (together - “the Related Companies”);

And since	:
The Company is interested to employ the employee in accordance with the conditions of this agreement, and the employee is interested to be employed by the Company in accordance with the conditions of this agreement;

And since	:
The employee declares that he possesses all qualifications, skills and experience required to fulfill the position detailed in this agreement, and expressed his agreement to fulfill this position, all in accordance with the conditions of this agreement as detailed below;

And since	:	The employee declares that no legal or contractual basis exists to prevent his employment in the position by the Company;

Accordingly it is conditioned and agreed between the parties as follows:

Preface

The preface to this agreement constitutes an integral part thereof. The titles of the sections are intended for convenience purposes only and not for purposes of interpretation of the agreement. A letter stating the employment conditions is appended to this agreement and constitutes an integral part thereof.

Position Requiring Reliability; Special Agreement

The parties agree and recognize that the employee’s position in the Company is among the positions requiring a special level of personal reliability, as defined in the Hours of Work and Rest Law, 1951, and therefore the employee will not be subject to the provisions of the said Law.

This agreement is personal and special, arranging the relationships between the Company and between the employee and determining, definitively, the conditions of the employee’s employment by the Company; accordingly, any relevant legislation that the parties may deem applicable, and any general labor agreements and/or special agreements, including appendices thereto, other agreements that may be consummated from time to tie between the employers and the General Labor Federation or the New Employees’ Labor Federation, and agreements between the Company and between any of its employees, will not be applicable for the employee and for the conditions of his employment by the Company.

The employee declares that his personal details are as stated in the personal information questionnaire appended to this agreement, and commits to inform the Company of any changes in the said information.

The Company declares and confirms that he has no criminal record and that he is prepared to undergo a security investigation at any time as may be required, in favor of a specific project and customer.

Responsibilities and Authority

The Company commits to employee the employee in accordance with the conditions of this agreement and the employee imposes on himself to work in and for the Company, in a full time position, in the position of CFO of the Company and the Related Companies (“the Position”) and to act in accordance with the instructions of the Company’s CEO, the direct superior, and in accordance with the conditions of this agreement.

The employee commits to fulfill the Position equitably, with devotion and reliability, and to invest his best time, efforts and skills in his work, subject to the policy of the Company and the Related Companies, as known from time to time, and to instructions and guidelines issued or that will be issued from time to time by the Company’s CEO, and to invest for this purpose his best skills and efforts, efficiently, effectively and in accordance with the requirements of this agreement and to work at least in the scope of the above mentioned position, in accordance with holidays and days of rest as effective in the Company.

Without detracting from the general nature of paragraph 3.2 above, the employee commits to invest his best efforts in favor of the business development of the Company and the Related Companies, their expansion, increased profitability, efficiency and improvement of productivity, all in order to promote the interests of the Company and the related companies in this regard, subject to conditions and instructions detailed in this agreement.

The employee declares that he is aware that his position in the Company requires a special level of personal reliability, and commits that in the period of his work in the Company he will act toward the Company equitably, with devotion, skill and reliability, and will invest every effort to promote the Company’s business and matters.

The Company and the employee declare that they are aware that the conditions of this agreement are personal and commit to maintain their confidentiality during the period of this agreement and thereafter.

The employee commits to refrain from declaring, guaranteeing or committing in the name of the Company in any declaration, guarantee or commitment and to refrain from levying on the Company any charge, unless authorized to do so in the framework of a decision of the Company’s board of directors regarding signature rights in the Company’s name.

The employee commits to transmit to the Company, at the Company’s request, all information and/or data of which he is aware and regarding which the employee is not required to maintain confidentiality, which may promote or advance the Company’s business.

During the entire period of his employment by the Company, the employee commits to refrain from fulfilling any work or position that is not in the framework of his employment by the Company.

The employee will not be entitled to receive, in connection with implementation of his responsibilities, any consideration or benefit (except the consideration that he will receive from the Company in accordance with this agreement), from any entity or source, including from customers or suppliers of the Company. It is hereby agreed that any such amount or benefit received by the employee will belong to the Company, which will be entitled, without impairing and/or detracting from any other entitlement or right accruing to the Company in accordance with any relevant legislation, to deduct this amount and/or the value of the benefit received by the employee, from any amount payable, if payable, to the employee by the Company.

Without detracting from the general nature of the above, the employee commits to inform the Company regarding any matter or subject in which he possesses a personal interest and that may result in conflict of interest in connection with his position in the Company or in entities under his control or related to him.

Salary

The employee will receive payment as follows:

Basic salary NIS 12,750.

Global overtime hours reflecting, in the parties’ estimate, the average overtime hours worked by the employee in the amount of NIS 2,250.

The basic salary and global overtime hours total NIS 15,000 and constitute together the employee’s gross monthly salary, for a 50% position. In the event that the parties will agree on a change to a full time (100%) position, the parties agree that the basic salary and global overtime hours for a full time position will total NIS 25,000.

The parties agree that in the event that the actual hours of work invested by the employee exceed 75% per month during three consecutive months, the salary level will be amended proportionately.

The employee agrees that the remuneration for the global overtime hours comprises his entitlement to receive remuneration for overtime hours and for weekly hours of rest, and that should any claim be submitted at any time for additional payment, for the period of his work or part thereof, the employee will be required to repay all remuneration for global overtime hours received during the entire period of his work.

The Company will pay to the employee his monthly salary until the 9th of each month.

The salary will be updated in accordance with the cost of living agreement in the economy.

The Company will provide to the employee a Group 2 vehicle from the Company’s existing fleet of vehicles and/or from leasing and/or from rental, as determined by the Company from time to time, subject to payment of tax on the value of utilization of the vehicle in accordance with the Income Tax Regulations.

The employee will not be entitled to record a lien/subordinate charge on the vehicle.

The employee will be responsible for any payment that may be levied in connection with any transgression or event attributed to the vehicle in the period in which he possesses and/or utilizes the vehicle.

The employee will be entitled to meals at lunchtime as accepted practice in the Company from time to time, subject to payment of the tax on the value of the meals in accordance with the Income Tax Regulations.

Annual Vacation

The employee will be entitled to ten (10) days of vacation per year (for a 50% position).

For work during part of a year, the employee will be entitled to vacation days proportionately to the period of his work in that year.

The employee will be entitled to accumulate vacation days or to redeem them for payment in accordance with the provisions of relevant legislation.

The employee will coordinate the dates of his vacation with the Company in order to prevent any impairment of the Company’s business.

Recreation

The employee will be entitled to payment of annual recreation days in accordance with recreation payment agreements in the private sector.

Recreation payments will be imp[lamented annually in the employee’s December salary.

Sick Leave

The employee will be entitled to sick leave in accordance with provisions of relevant legislation. Any amount received by the employee as national insurance will be deducted from sick leave payment.

Managers’ Insurance, Provident Funds, Pension Funds and Severance Pay

As from the first month of the employee’s work in the Company, the Company will deposit payments with an insurance company in the framework of a managers’ insurance policy in an amount equivalent to up to 14.83% of the employee’s salary (composed of 5% pension, 8.33% on account of severance pay and 1.5% for loss of ability to work).

The Company will deduct and deposit with the above mentioned insurance company, in the framework of the above mentioned managers’ insurance policy, an additional 5% from the employee’s salary and the employee, by his signature on this agreement, hereby agrees that the Company will deduct such amount.

The above mentioned provisions will be in accordance with the above mentioned rates but, in any case, will not exceed the maximum amounts as stated in the Income Tax Regulations or any other relevant legislation in this regard.

All provisions for the managers’ insurance policy as from the date of commencement of the employee’s work in the Company will be the property of the Company and the Company will transmit to the employee the ownership thereof upon cessation of the employee’s work in the Company. Notwithstanding the above, in the event of the employee’s resignation from his position in the Company or in the event that the Company terminates the employee’s work in circumstances detailed in paragraph 14.3 below, the employee will not be entitled to receive the amounts accrued in the said managers’ insurance policy on account of severance pay (including profits accrued thereon). Also, in the event that the employee resigns in the framework of advance announcement shorter than the announcement that the employee committed to transmit in accordance with relevant legislation or applicable general labor agreement, or in the event of termination of the employee’s work in the Company in circumstances of paragraph 14.3 as stated below, the employee will be entitled to receive only the part deposited on his account in the managers’ insurance policy, and the part deposited on the Company’s account for pension and severance pay, as stated, will be reimbursed to the Company in full, including profits accrued thereon.

It is hereby clarified that subject to transfer of the managers’ insurance policy detailed in paragraph 8.1 above to the employee, the amount deposited by the Company for the said insurance in respect of severance pay, including profits accrued thereon, will be deducted from the amount of the severance pay payable to the employee, if the employee is entitled thereto in accordance with relevant legislation or in accordance with this agreement.

Continuing Education Fund

As from the first month of the employee’s work in the Company, the Company will deposit payments in favor of the employee with a continuing education fund in an amount equivalent to up to 7.5% of the employee’s monthly salary; concurrently, the employee will deposit from his salary 2.5% to the same continuing education fund. The employee, by his signature on this agreement, hereby agrees that the Company will deduct such amount. The said amounts will not exceed the maximum amounts as stated in the Income Tax Regulations or any other relevant legislation in this regard.

Beneficiaries’ Rights

The employee declares that he is aware that his beneficiaries, in the event of his death (G_d forbid) will not possess any rights toward the Company, as an employee of the Company, except their right to receive the balance of the monthly salary that was accruing to the employee, remuneration for vacation days and amounts accrued in the managers’ insurance policy (pension and severance pay) and in the continuing education fund.

Maintenance of Confidentiality

The employee hereby commits to maintain confidentiality and to refrain from disclosing, presenting or transmitting, during the period of his employment in the Company or thereafter, to any individual or entity, trade, professional or other secrets of the Company, or any information and/or data not available to the public relating to the Company or connected with the Company, its property, business and matters, of any type or kind. The Company hereby confirms that the secrets and/or information and/or data, as stated, constitute the Company’s sole property and that he does not have and will not have any claims, of any type of kind, relating thereto or connected therewith.

The employee hereby commits to refrain from utilization, in any manner, of secrets and/or information and/or data as stated in paragraph 11.1 above, except - and only to the extent required - for purposes of implementation of his responsibilities in the Company.

The employee hereby declares and confirms that he is aware that the Company committed and will commit toward its customers and other third parties to maintain, through all legal means, their secrets including regarding technologies, models, patents and IP rights, of any type or kind, and that breach of this commitment may incur for the Company and for such third parties material impairment and damage.

The employee hereby commits to honor these commitments of the Company and to implement every effort for their fulfillment and to ensure that other employees subordinate to the employee, if such exist, will also honor these commitments.

It is hereby agreed that the employee’s commitments in accordance with this item will be applicable toward the Company and toward any individual and/or entity related thereto, in the period of the employee’s work in the Company and thereafter, without time limit.

Non-Competition

During a period of 18 months form the date of cessation of the employee’s employment by the Company, for any reason, the employee will not be entitled to engage, as a salaried employee, self-employed individual, partner or consultant in another company in competition with the Company, directly or indirectly.

Company’s IP

All finished products (assembled or non-assembled), parts, materials, tools, components, etc, and all written and/or printed and/or typed material including documents, booklets, work papers, instructions, computer pages, reports, analyses, summaries, lists, forms, etc, of any type or kind, which will be utilized by the employee for purposes of his work in and/or for the Company and/or that will be transmitted to him in the framework of his work and/or in connection with his work and/or in any other manner or means (“Protected Document”) will be deemed the property of the Company.

The employee will not be entitled to utilize, transmit and/or transfer to any third party, in any manner or means, any Protected Document or rights to a Protected Document, except - and only to the extent required - for purposes of implementation of his responsibilities in the Company.

The comprehensive rights including copyrights and/or patents and/or any other kind of IP rights relating and/or deriving and/or regarding, directly or indirectly, any innovation, development, discovery or patent in respect of the Company’s sectors of activity (“Innovation”) will be wholly and solely owned by the Company, including any Innovation: developed through utilization, in whole or in part, of equipment, materials, tools, instruments, trade secrets or any other means of the Company, which the employee will discover and/or to which the employee will be a party and/or to which the employee will be connected in any other manner, in the framework of, in the course of, as a constituent of or as a result of the period of his employment in the Company, relating to the Company’s activity, including any research and development in and/or in respect of and/or for the Company.

The employee hereby waives in favor of the Company, in an irrevocable commitment, all rights, of any type or kind, regarding such Innovation, including ownership rights to the Innovation, any and all conceptual rights in connection with such Innovation, and any and all rights deriving from such rights.

The Company will be entitled to protect such Innovation through registration or through any other means in Israel and in any other location and the employee commits to provide his services in this regard insofar as required for this purpose, including by providing information, data and signature on documents. The employee will not be entitled to register such Innovation or to implement any action toward such Innovation except as required for purposes of registration or utilization of such Innovation in the name of, or by, the Company.

The provisions of this paragraph will be applicable in the period of this agreement and thereafter, without time limit.

Period of Agreement

This agreement will be in effect until its cancellation by one of the parties as detailed below. The date of commencement of work will be deemed …………… [date].

The Company and the employee will be entitled to terminate this agreement for any reason by advance announcement of 75 days. Additionally, the Company will be entitled to terminate the employee’s employment in the Company, without advance announcement, in any of the following circumstances:

The employee was accused of a shameful criminal transgression;

The employee breached a commitment of reliability and/or did not act honorably and/or equitably in his relationships with the Company and/or in his actions for the Company and/or acted in a manner impairing the Company’s name;

The employee acted in a manner intended to derive personal gain not in accordance with the law in the framework of his work in the Company;

The employee breached the provisions of paragraphs 3, 11, 12 or 13 of the agreement.

In the period of the advance announcement regarding dismissal or resignation, as relevant, the employee commits to implement all required activity in accordance with the Company’s instructions for purpose of smooth transfer of his position to his substitute or replacement.

In the period of the advance announcement regarding dismissal or resignation, as relevant, the employee will be entitled to payment of salary and all related conditions as detailed above, whether the Company instructed him to continue to fulfill his responsibilities or whether the Company instructed him to cease fulfillment of his responsibilities.

In the event that the employee ceases to be an employee of the Company for any reason, the employee will return to the Company, to the location instructed by the Company, immediately and without delay, all material that was in his possession as of the said date including - but not limited to - any Protected Document and receipts, invoices, orders, checks, vouchers, etc, whether complete or not yet recorded, whether bound in ledgers or otherwise, whether issued by the Company or issued by others to the Company and all other property belonging to the Company.

Taxes

The Company will deduct from the employee’s salary all taxes and required payments in accordance with all relevant legislation and in accordance with the provisions of this agreement.

General

No party to this agreement will be deemed to waive any right in accordance with this agreement as a result of non-timely enforcement. Waiver or delay, in a specific circumstance, will not be deemed waiver or delay for other circumstances, whether regarding the same matter or regarding another matter.

Any change, addition, disposal, waiver or assumption in accordance with this agreement will not be effective except in writing and signed by the parties.

This agreement replaces any presentation, commitment for arrangement, summary, agreement, letter of intent or previous agreement between the parties - if such existed - in connection with employment of the employee by the Company, and are cancelled.

The address of the parties for purposes of this agreement is as stated in the Preface thereto.

Any announcement transmitted to the parties will be deemed an announcement received as of the following dates:

Transmitted by courier - As of the date of the transmission;

Transmitted by fax - As of the date of the transmission, subject to issuance of confirmation regarding receipt of the fax;

Transmitted by registered mail - Within 72 hours from the date sent.

Signed and Witness by the Parties,

Company	Employee